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                                   EXHIBIT 2.2

                   LIST OF SCHEDULES AND EXHIBITS OMITTED FROM
                    EXHIBIT 2.1, THE ASSET PURCHASE AGREEMENT
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SCHEDULES
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
Schedule 1.2(b)     Inventory Used in Business
Schedule 1.2(c)     Seller's Intellectual Property
Schedule 1.2(d)     Rights and Interests Under all Contracts Other than the HM 5000 Contracts
Schedule 1.2(e)     Rights and Interests Other than the Right to Provide the HM 5000 Airtime Services under the HM 5000 Contracts
Schedule 1.2(f)     Leased Assets
Schedule 1.2(g)     Owned Assets
Schedule 1.2(i)     Governmental Consents, Licenses and Permits
Schedule 1.2(k)     Rights and Interests to Leased Real Property
Schedule 1.3        Retained Assets
Schedule 1.4        Assumed Liabilities
Schedule 1.6(b)     Payables and Receivables
Schedule 3.1        Foreign Qualifications
Schedule 3.3(b)     Conflicts
Schedule 3.5(c)     Environmental Permits
Schedule 3.7(a)     Leased Real Property
Schedule 3.8(a)     Restrictions on Seller's Intellectual Property
Schedule 3.8(b)     Registered Intellectual Property
Schedule 3.8(c)     Infringement Notices
Schedule 3.8(j)     Intellectual Properties Royalties
Schedule 3.10(a)    Material Licenses and Permits
Schedule 3.10(b)    Post-Closing Restrictions on Business and Acquired Assets
Schedule 3.11(a)    Liabilities, other than the Retained Liabilities, regarding Seller Services or HM 5000 Retained Business
Schedule 3.11(b)    Liabilities, other than the Assumed Liabilities of the Business or any of the Acquired Assets
Schedule 3.12(a)    Material Contracts
Schedule 3.12(d)-1  Pre-Closing Consents
Schedule 3.12(d)-2  Post-Closing Consents
Schedule 3.12(e)    Affiliate Contracts
Schedule 3.12(f)    Supplier Contracts requiring more than 60 Days to Terminate
Schedule 3.12(g)    Changes Regarding Significant Customers or Significant Vendors
Schedule 3.13(a)    Backlog related to the HM 5000 Retained Business
Schedule 3.13(b)    Backlog related to the Business or Acquired Assets Business
Schedule 3.14       Governmental Consents
Schedule 3.15       Insurance
Schedule 3.19       Litigation
Schedule 3.20(a)    Description of Warranties Given
Schedule 3.20(b)    Product Warranty Claims
Schedule 3.20(c)    Product Liability Claims
Schedule 3.21(b)    Tax Audit or Investigations
Schedule 3.23       Absence of Changes
Schedule 3.23(h)    Change in Accounting Practices
Schedule 3.23(k)    Negotiations of Agreements
Schedule 3.24       Inventory
Schedule 3.28       Accounts Receivable/Accounts Payable Outstanding
Schedule 4.5        SEC Documents; Financials
Schedule 4.6        Government Consents Regarding the Buyer
Schedule 4.7        Litigation Threatened Against Buyer
Schedule 4.9        Brokers' Fees
Schedule 5.8        Employees
Schedule 5.11       Amounts Due if Post-Closing Consents are not Obtained

EXHIBITS
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Exhibit A           Assignment and Assumption Agreement
Exhibit B           Bill of Sale
Exhibit D-1         Opinion of Counsel to Seller
Exhibit D-2         Opinion of Counsel to Buyer
Exhibit K           Transfer Agent Instructions
Exhibit L           Form of Contracts
Exhibit N           Transition Consulting Reimbursement Agreement
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In addition to the above omissions of exhibits, all disclosure schedules (if any) to all of the exhibits to the Asset Purchase Agreement have been omitted.

     @Track agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule, exhibit or other attachment.